                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
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     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              OMNI U.S.A., INC.
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the Form or Schedule and the date of its filing.

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





                               OMNI U.S.A., INC.
                                 7502 MESA ROAD
                              HOUSTON, TEXAS 77028
                                 (713) 635-6331

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 1996

To our Stockholders:

         The Board of Directors cordially invites you to attend the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Omni U.S.A., Inc. (the "Company"), to be held on Wednesday, November 20, 1996, at the offices of the Company, 7502 Mesa Road, Houston, Texas 77028, at 10:00 a.m. Central Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the following purposes:

         1. To elect five directors to the Board of Directors of the Company to hold office until the 1998 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The nominees for director (each a "Nominee") are Jeffrey K. Daniel, Craig L. Daniel, James L. Davis, John F. Lillicrop and Bent Petersen;

         2. To ratify the Company's adoption of the 1996 Incentive Stock Option Plan, adopted by the Board of Directors January 31, 1996;

         3. To ratify the appointment of Harper & Pearson Company as the Company's independent auditors; and

         4. To act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 12, 1996, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. The Board of Directors sincerely hopes you can attend the meeting in person. If you cannot attend, please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                                     By Order of the Board of Directors,



                                     /s/  JEFFREY K. DANIEL
                                     -----------------------------------
                                     Jeffrey K. Daniel, President

Houston, Texas
Dated: October 29, 1996

                               OMNI U.S.A., INC.
                                 7502 Mesa Road
                              Houston, Texas 77028
                                 (713) 635-6331

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1996

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Omni U.S.A., Inc., a Nevada corporation (the "Company" or "Omni"), of the enclosed proxy (the "Proxy") to be voted at the Company's 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, November 20, 1996, at the offices of the Company, 7502 Mesa Road, Houston, Texas 77028, at 10:00 a.m., Central Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the purposes set forth in the accompanying Notice. This Proxy Statement and the enclosed Proxy were first sent or given to the Company's shareholders on or about October 29, 1996.

         Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Proxy, if properly executed on its face and returned, will be voted (or withheld or abstained from voting) according to the choices specified thereon. The Proxy will be voted in favor of (i) the election of each nominee named therein, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal. All matters to be considered by the shareholders at the Annual Meeting as set forth in the accompanying notice require the vote of a majority of the votes counted provided a quorum exists. Votes of those shareholders attending the Annual Meeting will be counted by ballot; any abstentions will not be counted as a vote.

                              GENERAL INFORMATION

         Every stockholder of the Company is entitled to cast, in person or by proxy, one vote for each share of the Company's Common Stock held by such stockholder at the close of business on October 12, 1996, the record date for the Annual Meeting. At that date, the Company had outstanding 2,016,983 shares.

         The proxy hereby solicited is revocable at any time prior to its exercise. The proxy may be revoked in any manner permitted by law, including, without limitation, delivery of written notice of revocation to the Secretary of Omni, submission to the Secretary of a proxy dated later than a previously submitted proxy, or attendance at the meeting and voting by ballot.

         The cost of preparing, assembling and mailing the proxy statement and related material will be borne by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company at nominal cost to the Company. The Company will reimburse third parties for the cost of forwarding proxy material to beneficial owners of Omni stock.

                        ELECTION OF DIRECTORS; NOMINEES

         The nominees for director are Jeffrey K. Daniel and Craig L. Daniel, who are existing directors and principal executive officers of the Company. Additional nominees are James L. Davis, John F. Lillicrop and Bent Petersen. On January 30, 1996, effective January 1, 1996, Edward L. Daniel resigned as a director of the Company and is currently a paid consultant consistent with the terms of the Agreement between Edward L. Daniel and the Company. See "Certain Relationships and Transactions--Settlement with Mr. Daniel" below.

            RATIFICATION OF ADOPTION OF INCENTIVE STOCK OPTION PLAN

DESCRIPTION OF NEW PLAN

         The Company maintains a Non Qualified Stock Option Plan (the "NQSOP") and, prior to January 31, 1996, maintained the 1994 Qualified Incentive Stock Option Plan (the "1994 Plan"). The Board of Directors has, subject to shareholder approval, adopted the Company's 1996 Incentive Stock Option Plan, effective January 31, 1996 (the "1996 ISOP"). On that same date, the Board of Directors voted to terminate the existing 1994 Plan and adopt the 1996 ISOP. All persons who were to receive options under the 1994 Plan will receive substantially similar benefits under the 1996 ISOP in exchange for their benefits under the 1994 Plan. The exercise price of options under the 1996 ISOP is $4.00per share, as was the exercise price of options under the 1994 Plan. Persons who received options under the NQSOP will not be affected.

         The Board believes that the 1996 ISOP is essential to promote both the diligence and the longevity of the employees who receive options under the 1996 ISOP, and accordingly it recommends that the shareholders ratify the adoption of the 1996 ISOP. Ratification is required for the 1996 ISOP to qualify for the desired tax treatment. If the shareholders do not ratify the 1996 ISOP, the Board will reconsider such adoption.

         The 1996 ISOP provides that Omni may grant options to purchase Common Stock of the Company on a discretionary basis to key full-time employees, including officers and directors, subject to certain vesting requirements. An aggregate of 900,000 shares is available for issuance to not more than twenty-five (25) key employees. The Board issued options under the 1996 ISOP, share for share, in exchange for options under the 94 Plan. Under the 1996 ISOP, options for 620,000 shares had been granted as of October 12, 1996. As of that date, the market value of Common Stock subject to the 1996 ISOP was below the option exercise price of $4.00 per share. See "COMPENSATION OF MANAGEMENT --Qualified Stock Options" below.

         The 1996 ISOP contains several restrictions designed to insure that such options are "qualified" for tax purposes and that any gain realized from the exercise of options by a participant is not taxable to the participant at the time of exercise. For example, with certain exceptions, options may not be transferred or assigned and must be exercised prior to the date of expiration or within three months of termination of employment. The stock acquired through the exercise of options is subject to certain holding requirements as well. Additionally, the exercise price of any options granted under the 1996 ISOP may not be less than 100% of the fair market value of the underlying shares of Common Stock on the day the option is granted, except that, with respect to options granted to persons owning more than 10% of the Common Stock of Omni, the option price must be at least 110% of the fair market value of the Common Stock on the date of grant. All options must be exercised within ten years of the date of grant, except that, with respect to options granted to persons owning more than 10% of the stock of Omni, the options must be exercised within five years of the date of grant. Qualified Stock Options have no tax effect on the Company.

NEW PLAN BENEFITS

         Options to purchase a total of 620,000 shares of Common Stock have been granted under the 1996 ISOP. The following employees received the following options, each comprising more than 5% of the options issuable under the 1996 ISOP: Jeffrey K. Daniel and Craig L. Daniel each received options to purchase 160,000 shares of the Company's Common Stock, each representing 17.78% of such options, and Michael A. Zahorik and Robert S. Moore II each received options to purchase 50,000 shares, each representing 5.56% of such options.

         The following table shows how the 1996 ISOP options were distributed to groups within the Company:

                                                            1996 Incentive Stock Option Plan
                                       ------------------------------------------------------------------------

   Name and Position                             Dollar Value ($)(a)                 Number of Shares
   -----------------                             -------------------                 ----------------
Jeffrey K. Daniel                                       $ -0-                             160,000
   President and Chief Executive
   Officer


Craig L. Daniel                                         $ -0-                             160,000
   Vice President-Manufacturing

Michael A. Zahorik                                      $ -0-                              50,000
   Vice President, General Counsel and
   Secretary

Robert S. Moore II                                      $ -0-                              50,000
   Vice President-Finance, Chief
   Financial Officer and Treasurer

Executive Officer Group                                 $ -0-                             420,000

Non-Executive Officer Employee Group                    $ -0-                             200,000

-------------------------

 (a) States dollar value of options if the 1996 ISOP had been in effect during fiscal year 1996; such options would have had no value since the price of Omni's Common Stock did not exceed the option price of $4.00 per share as of the date of grant. There were no exercises on options during the last fiscal year.

               RATIFICATION OF APPOINTMENT OF PRINCIPAL AUDITORS

   The Board of Directors has selected Harper & Pearson Company ("Harper & Pearson") as the Company's independent auditors to examine the Company's financial statements for the fiscal year ending June 30, 1997, subject to the ratification of such selection by the shareholders at the Annual Meeting. Harper & Pearson has acted as the Company's independent auditors since November 1993 and audited the Company's financial statements for the year ended June 30, 1996, which are included as part of the Company's Annual Report on Form 10-KSB delivered with this Proxy Statement.

   The Board of Directors recommends that the shareholders ratify the selection of Harper & Pearson as the independent auditors of the Company for the fiscal year ending June 30, 1997. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for ratification. Ratification is not required nor does it prevent the Board from selecting different auditors; however, the Board is submitting this matter to the shareholders in order to enhance their participation in this aspect of the Company's affairs. If the shareholders do not ratify the selection of Harper & Pearson as the Company's independent auditors, the Board will reconsider the selection.

   Representatives of Harper & Pearson are not expected to attend the Annual Meeting.

                                   MANAGEMENT

CURRENT DIRECTORS AND NOMINEES

   The Company's Articles provide for up to seven directors who serve until the next annual meeting of the shareholders and until their successors are elected and shall qualify. As of the date of this Proxy Statement, the following were the members of Omni's Board of Directors:

 Name                                 Age                 Position
 ----                                 ---                 --------
 Jeffrey K. Daniel                    35                  Director, President and Chief Executive Officer

 Craig L. Daniel                      36                  Director, Vice President-Manufacturing


NOMINEE DIRECTORS

   As of the date of this Proxy Statement, the following are Nominees for Omni's Board of Directors:

 Name                                 Age                 Position
 ----                                 ---                 --------
 Jeffrey K. Daniel                    35                  Director, President and Chief Executive Officer

 Craig L. Daniel                      36                  Director, Vice President-Manufacturing

 James L. Davis                       48                  Director

 John F. Lillicrop                    61                  Director

 Bent Petersen                        48                  Director

EXECUTIVE OFFICERS

   It is anticipated after the election of Directors at the annual meeting that the following persons will be named Executive Officers of the Company:

 Name                                 Age                 Position
 ----                                 ---                 --------
 Jeffrey K. Daniel                    35                  President and Chief Executive Officer

 Craig L. Daniel                      36                  Vice President-Manufacturing

 Robert S. Moore II                   42                  Vice President-Finance, Chief Financial Officer and
                                                          Treasurer

 Michael A. Zahorik                   33                  Vice President, General Counsel and Secretary
------------------------

Jeffrey K. Daniel has been an employee of Omni since 1985 and is currently the Chief Executive Officer and President of the Company. He has a Bachelors degree in business administration from the University of Colorado. He was Vice President from 1987 until May 1994, when he was elected Chief Executive Officer and President. From January 1, 1988 through July 1, 1996, Mr. Daniel served as the Secretary of the Company. Since January 1, 1988, Mr. Daniel has been a director of Omni. Jeffrey K. Daniel is the brother of Craig L. Daniel.

Craig L. Daniel has been a full time employee of Omni since April, 1989, and is currently Vice President-Manufacturing. He was appointed director of the Company on December 23, 1993. Craig L. Daniel is the brother of Jeffrey K. Daniel.

Robert S. Moore II joined the Company in July 1995 as Vice President-Finance and Chief Financial Officer. From 1991 until 1993, Mr. Moore was Senior Vice President and Manager-Corporate Finance of Banc One Capital Corporation, and before joining Omni was Vice President-Corporate Finance with Principal Financial Securities, Inc. Mr. Moore graduated summa cum laude with a Bachelors degree in Economics and Finance from Ottawa University, Ottawa Kansas and a Masters degree in Business Administration from Southern Methodist University, Dallas, Texas.

Michael A. Zahorik joined the Company as its General Counsel in November 1994. In June 1995, Mr. Zahorik became Vice President of the Company, and in July 1996, became Secretary of the Company. Mr. Zahorik has a Bachelors Degree from the University of Colorado and a Juris Doctorate from the University of Denver. Prior to his employment with the Company, Mr. Zahorik was senior litigation and corporate counsel for McGeady Sisneros & Wollins, P.C., in Denver, Colorado. Mr. Zahorik is admitted to practice law in Colorado, Texas, and other Federal districts and circuits.

James L. Davis provides financial advice to mid-sized companies through Waterford Capital, Inc., a financial services firm he has owned since 1988. Before founding Waterford Capital, Inc., Mr. Davis was a partner at the accounting firm of Deloitte & Touche. From September 1991 through December 1995, Mr. Davis was a director of Entourage International, Inc., a skin care products company. Mr. Davis has a Bachelor of Business Administration degree from Texas Tech University and is a Certified Public Accountant. Mr. Davis is a Nominee for Director for the Company.

John F. Lillicrop is President and Chief Executive Officer of OECO Corporation ("OECO"), a defense and aerospace electronics manufacturer in Portland, Oregon. From April 1994 through March 1996, Mr. Lillicrop was Senior Vice President of investment banking at Black and Company, Inc. in Portland, Oregon. From December 1990 through April 1994, Mr. Lillicrop was Chairman of Springtime, Inc. I, a wholesale grower of nursery products in Hillsboro, Oregon. Mr. Lillicrop is on the Board of Directors for OECO, its subsidiary, Hibbing Electronics Corporation, Black and Company, Inc. and Springtime, Inc. I. He is a graduate of the University of Colorado and received his MBA from the Peter Drucker Graduate Management Center of the Claremont Graduate School. Mr. Lillicrop is a Nominee for Director for the Company.

Bent Petersen is the franchise owner for Mail Boxes Etc. for the areas of Montana and Wyoming. Prior to 1990, Mr. Petersen was Managing Partner of the San Diego, California offices of Coopers and Lybrand, Certified Public Accountants, since 1983. Mr. Petersen holds a Bachelors Degree in Accounting from California State University, Los Angeles, and is a member of the AICPA. Mr. Petersen is a Nominee for Director for the Company.

   Messrs. Davis, Lillicrop and Petersen are nominees as outside directors for the Company. The outside directors of the Company are compensated through the issuance of 15,000 Class A purchase warrants for the initial year of service and 5,000 Class A purchase warrants for every year of service thereafter, and are reimbursed expenses up to a maximum of $1,000 for attendance at each board meeting. Jeffrey K. Daniel and Craig L. Daniel are not compensated for their service as Directors.

   None of the Directors have been a participant in any proxy contest involving any publicly traded Company within the past ten years. Each of them has agreed to serve as a director of Omni if elected. There are no other nominees for director.

BOARD MATTERS

   During the fiscal year ended June 30, 1996, the Board of Directors held four meetings. All Board members attended all meetings held, either in person or by
telephone.   Omni has no audit, nominating or compensation committees.

                           COMPENSATION OF MANAGEMENT

                   Neither Jeffrey K. Daniel nor Craig L. Daniel are parties to any employment contract that is not terminable at will or which entitles them to bonuses or payments upon change of control, termination of employment or the like.

                           SUMMARY COMPENSATION TABLE

                           Annual Compensation                   Long Term Compensation
                           -------------------               ----------------------------------
                                                                Awards               Payouts
                                                             ------------         -------------
                                                        Restricted   Securities
Name and                                 Other Annual   Stock        Underlying     LTIP         All Other
Position           Year   Salary  Bonus  Compensation   Awards       Options/SARs   Payouts      Compensation
--------           ----   ------  -----  ------------   ------       ------------   -------      ------------
Jeffrey K. Daniel
President & CEO    1994   75,893  ---        ---        ---          160,000*       ---          ---
                   1995   63,665  ---        ---        ---            ---          ---          ---
                   1996   76,500  ---        ---        ---          160,000*       ---          ---

Edward L. Daniel
Chairman **        1994  145,000  ---        ---        ---            ---          ---          ---
                   1995  145,000  ---        ---        ---            ---          ---          ---
                   1996   72,500  ---        ---        ---            ---          ---          ---

         No other executive officer's annual salary or bonus exceeded $100,000 for any of the three most recent fiscal years ended June 30, 1996.

-------------------------
* Jeffrey K. Daniel was awarded options under the 1994 Plan to purchase
160,000 shares of Common Stock of the Company. These options were exchanged for options to purchase 160,000 shares of Common Stock of the Company awarded under the 1996 ISOP.

** Edward L. Daniel resigned as an officer and director of the Company effective January 1, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               Individual Grants

                        Number of Securities       Percent of Total Options/      Exercise
                        Underlying Options/        SARs Granted to Employees      or Base        Expiration
Name                       SARs Granted                 in Fiscal Year             Price            Date
----                    --------------------       -------------------------      --------       ----------
Jeffrey K. Daniel
President & CEO              160,000*                        25.8%                  $4.00           1/31/96

Edward L. Daniel               ---                            ---                    ---             ---
---------------------------

* Jeffrey K. Daniel was awarded options under the 1994 Plan to purchase 160,000 shares of Common Stock of the Company. These options were exchanged for options to purchase 160,000 shares of Common Stock of the Company awarded under the 1996 ISOP.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                           Value of Unexercised
                                                            Number of Unexercised          in-the-money Options/
                       Shares Acquired           Value    Options/SARs at FY-End (#)        SARs at FY-End ($)
Name                   on Exercise (#)         Realized   Exercisable/Unexercisable      Exercisable/Unexercisable
----                   ---------------         --------   --------------------------     -------------------------
Jeffrey K. Daniel
President & CEO            ---                   ---               160,000                        -0-
                                                                   160,000/0                    -0-/-0-

Edward L. Daniel           ---                   ---                  ---                         ---

No options were exercised during the fiscal year ended June 30, 1996.

QUALIFIED STOCK OPTIONS

         The Company's 1996 ISOP was adopted on January 31, 1996, subject to shareholder approval. The Company granted options to purchase 160,000 shares of Common Stock, subject in each case to vesting requirements, to each of Jeffrey
K. Daniel and Craig L. Daniel and, on January 31, 1996, granted options to purchase 50,000 shares of Common Stock, subject in each case to vesting requirements, to each of Michael A. Zahorik and Robert S. Moore II.

OTHER COMPENSATION

         The Company has paid no bonuses to its executive officers. The Company has a group medical plan which provides medical and hospital benefits and term life insurance to its employees, including its officers, at no cost to the employee. Jeffrey K. Daniel and Craig L. Daniel are not compensated separately as directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         DANIEL SETTLEMENT

         Currently, the Company and Edward L. Daniel, former Chairman of the Board and principal shareholder, have the following arrangements: (i) lease of the Houston facility from Daniel Development Corporation ("DDC"), a Washington partnership controlled by Edward L. and Joan J. Daniel in the amount $10,000 monthly; (ii) consulting fee to Edward L. Daniel in the amount of $20,000 per month, of which $4,168 may, at Omni's election, be paid in shares of Series B Preferred Stock; and (iii) the Company has outstanding one Equity Contract Note to Edward L. Daniel and Joan J. Daniel for the principal amount of $918,304.

         As described below, the Company is a party to various transactions with Edward L. Daniel and certain of his affiliates. Edward L. Daniel and those affiliates have entered into global settlements with respect to those transactions pursuant to a definitive Settlement Agreement executed on June 30, 1994 (the "Settlement Agreement"). The terms of those transactions and amendments and modifications thereto are described below.

         Equity Contract Notes. In October, 1991, the Board of Directors of the Company approved an "Equity Note Plan," pursuant to which the Company could issue promissory notes to be repaid five years from the issue date solely in unregistered shares of the Company's Common Stock valued at $0.625 per share ($9.375 per share, as adjusted for the one- for-fifteen reverse stock split effective December 17, 1992). In addition, under the Equity Note Plan, upon maturity of a note the note holder would be entitled to purchase one additional share of Common Stock for each share issued in repayment of the note at a purchase price of $0.625 per share ($9.375 per share, as adjusted). Pursuant to the Equity Note Plan, notes could be issued only in $50,000 denominations, with the total amount of notes to be issued by the Company not to exceed $3,000,000. As of June 30, 1996, the Company has outstanding one Equity Contract Note to Edward L. Daniel and Joan J. Daniel in the principal amount of $918,304.

         On March 31, 1993, the terms of the Equity Contract Notes were modified, and accordingly, upon maturity, the principal amount of the single remaining outstanding Equity Contract Note became payable in shares of Common Stock of the Company valued at $3.00 per share. The modified Equity Contract Notes provided for interest at a rate of prime plus 2% per annum, payable quarterly in cash, additional Equity Contract Notes, or Common Stock of the Company valued at $3.00 per share, with such $3.00 per share conversion rate subject to adjustment for recapitalization, mergers, consolidations, and similar transactions. Indebtedness represented by the Note was expressly subordinated in right of payment to senior indebtedness, which includes all obligations of the Company for borrowed money. The modified Equity Contract Notes also contain a "most favored investor" clause providing that, in the event of any subsequent offering of any new equity or convertible financing by the Company, the holder of the Equity Contract Note is entitled to receive conversion rights or warrants at least as favorable as those offered to any third party in any such subsequent offering to the extent that the subsequent offering was made on more attractive terms than were in effect when the Notes were issued. Accordingly, following the Company's offering in December 1993, of units consisting of one share of Common Stock, one Class A Common Stock Purchase Warrant, and one Class B Common Stock Purchase Warrant, Edward L. Daniel and Joan J. Daniel became entitled to receive one unit per each $3.00 of principal amount of the Note (for a total of 656,101 shares of Common Stock, 656,101 Class A Common Stock Purchase Warrants, and 656,101 Class B Common Stock Purchase Warrants) in lieu of the 656,101 shares of Common Stock that they otherwise would have been entitled to receive.

         Pursuant to the Settlement Agreement, the Company prepaid the Equity Contract Notes issued to Edward L. Daniel and Joan J. Daniel to the extent of $1,050,000, by issuing to Edward L. Daniel and Joan J. Daniel 10,000 shares of its Series B Convertible Preferred Stock, 350,000 Class A Common Stock Purchase Warrants, and 350,000 Class B Common Stock Purchase Warrants. The Company prepaid the Equity Contract Notes without penalty or discount, and believes that the fair market value of the Series B Preferred Stock issued to Edward L. Daniel and Joan J. Daniel upon retirement of the Equity Contract Notes was, at the time of issuance, approximately $1,050,000. This value of the Series B Preferred Stock was established by the Company based upon the sixty-to-one conversion rate of the Series B Preferred Stock and a market price for the Common Stock of $3.50 per share. This value was discounted by fifty percent due to the transfer restrictions on the shares, the lack of voting rights, the number of shares being acquired and other characteristics of the Series B Preferred Stock. The Company issued a replacement Equity Contract Note to Edward L. Daniel and Joan J. Daniel for the remaining principal amount of $918,304.

         The Company recorded as dividends, interest of $63,700 and $73,464 on Equity Contract Notes for the fiscal years 1995 and 1996.

         Lease of Real Property. The Company leases its Houston facility from Daniel Development Corporation ("DDC"), a Washington partnership controlled by Edward L. and Joan J. Daniel. In 1994, DDC and the Company amended the Houston lease by reducing the remaining term to five years (it will now expire in 1999), and by reducing the monthly rental from $14,500 to $10,000. DDC also granted the Company an option to purchase the Houston facility, which option may be exercised by the Company at any time prior to December 31, 1999, by the Company's issuance to DDC of 14,000 shares of the Company's Series C Convertible Preferred Stock. Upon the Company's exercise of its option to purchase the Houston facility, Edward L. Daniel and Joan J. Daniel will surrender the $918,304 Equity Contract Note issued to them on June 30, 1994 (see "Equity Contract Notes" above), in exchange for which the Company will surrender to Edward L. and Joan J. Daniel the DDC Note (see "Short Term Advances " below).

         Short Term Advances. The Company has from time to time advanced funds to Edward L. Daniel in the form of unsecured, non-interest bearing short-term loans. In addition, Edward L. Daniel, while in his capacity as President of the Company, had from time to time performed certain services for Auster Company, Ltd.

("Auster"), a Hong Kong Company and former shareholder of the Company, for which Auster owed the Company approximately $315,000 as of June 30, 1994, which amount had been due and owing in excess of one year.

         Pursuant to the Settlement Agreement, DDC assumed the obligations of each of Edward L. Daniel and Auster to the Company, and in payment therefor issued the Company its promissory note (the "DDC Note") in the principal amount of $853,397, which DDC Note bears interest at 8% per annum and is payable in full on December 31,1999.

LETTER AGREEMENTS REGARDING SERVICES RENDERED BY EDWARD L. DANIEL

         Pursuant to a letter of agreement effective November 1, 1994, between the Company and LaPlante Compressor Company Limited ("LaPlante"), a company owned by Edward L. Daniel, Omni Resources paid LaPlante an aggregate monthly fee of $22,000, which included a fee for the services rendered thereunder in the amount of $12,000 per month, and an additional $10,000 per month for reimbursement of business related expenses including travel, lodging and entertainment. This Agreement was terminated effective January 1, 1996.

         From January 1, 1996 through December 31, 1999, as part of Edward L. Daniel's resignation as officer and director, Omni agreed to pay Edward L. Daniel a consulting fee of $20,000 per month, of which $4,168 may, at Omni's election, be paid in shares of Series B Preferred Stock. The rate of such fee shall increase to $24,168 per month when the Series B Preferred Shares are converted into Omni common stock of which $4,168 may, at Omni's election, be paid in shares of Series B Preferred Stock. In addition, Omni will continue Edward L. Daniel's medical health insurance coverage.

SHAREHOLDER LOAN

         In November 1993, the Company borrowed $200,000 from Mrs. Jane Daniel, Edward L. Daniel's mother and a shareholder. The loan is evidenced by a three-year unsecured note carrying interest at 10% per annum, payable in monthly installments of $6,453, the last of which is due in November 1996. The proceeds of the loan were used by the Company as working capital.

                               SECURITY OWNERSHIP

CAPITALIZATION

         The Company's currently authorized equity securities are as follows:
(i) 150,000,000 shares of Common Stock, par value $.004995 per share, (ii) 10,500 shares of Series B Convertible Preferred Stock, and 14,000 shares of Series C Preferred Stock; (iii) 1,592,666 Class A Common Stock Purchase Warrants ("Class A Warrants"); (iv) 1,362,473 Class B Common Stock Purchase Warrants ("Class B Warrants") and (v) Equity Contract Notes issuable under an Equity Contract Note Plan in the aggregate amount of $3,000,000. As of October 12, 1996, the Company had outstanding 2,016,983 shares of Common Stock, 10,120 shares of Series B Preferred Stock, no shares of Series C Preferred Stock, Class A Warrants to purchase 1,592,666 shares of Common Stock and Class B Warrants to purchase 1,362,473 shares of Common Stock.

         Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to dividends of 14% per annum payable in shares of Series A Preferred Stock in preference to any dividend to holders of the Common Stock. Additionally, each share of the Series A Preferred Stock is convertible at any time into one share of Common Stock. During fiscal 1996, holders of all outstanding shares of the Series A Preferred Stock converted their shares of Series A Preferred Stock into Common Stock on a share for share basis, which, together with shares issued in payment of dividends accrued thereon, resulted in the issuance of an additional 235,397 shares of Common Stock.

         Series B Convertible Preferred Stock. There are currently 10,500 shares of Series B Convertible Preferred Stock authorized. Holders of Series B Preferred Stock are entitled to receive dividends of $5.00 per share per annum prior to payment of dividends on Common Stock. Holders of Series B Preferred Stock are entitled to share in distributions made to holders of Common Stock as if they were holders of the Common Stock into which their Series B Preferred Stock is convertible at the time of such distribution, and in the event of liquidation or dissolution of the Company are entitled to distributions made to holders of Common Stock as if their stock had been converted to Common Stock prior to such dissolution. Each share of Series B Preferred Stock is convertible, at the option of the Company, into sixty (60) shares of Common Stock, and the Company is obligated to file a registration statement under the Securities Act of 1933 to register Common Stock issued upon any conversion within ninety (90) days of such conversion. The number of shares of Common Stock of the Company issuable upon conversion is subject to adjustment in the event the Company issues additional shares of Common Stock, convertible securities or warrants, or grants stock options or issues other Common Stock equivalents at a purchase price less than the applicable conversion price, or in the event of a stock split, subdivision, recapitalization, reclassification, stock dividend or other transaction. Holders of Series B Preferred Stock have no preemptive right to acquire other shares of stock of the Company.

         Holders of Series B Preferred Stock have no voting rights, but the consent of the holders of a majority of outstanding shares of the Series B Preferred Stock is required for any action which (i) results in the sale, disposal or encumbrance of all or substantially all of the Company's property or business or the disposal of more than 50% of the voting power of the Company; (ii) alters or changes the rights, preferences or privileges of the outstanding Series B Preferred Stock so as to affect adversely the shares;
(iii) increases the authorized number of shares of Series B Preferred Stock;
(iv) creates any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series B Preferred Stock with respect to voting, dividends, registration or liquidation; or (v) results in taxation of the holders of Preferred Stock under section 305(b) of the Internal Revenue Code.

         Series C Convertible Preferred Stock. There are currently 14,000 shares of Series C Convertible Preferred Stock authorized and none outstanding. Holders of Series C Preferred Stock are entitled to receive dividends of $8.50 per share per annum. In the event of liquidation of the Company, the holders of Series C Preferred Stock are entitled to receive a per-share payment in liquidation of $60.00 per share. Each share of Series C Preferred Stock is convertible, at the option of the Company, into twenty-five (25) shares of Common Stock, and the Company is obligated to file a registration statement under the Securities Act of 1933 to register Common Stock issued upon any conversion within ninety (90) days of such conversion. The number of shares of Common Stock of the Company issuable upon conversion is subject to adjustment in the event the Company issues additional shares of Common Stock, convertible securities or warrants, or grants stock options or issues other Common Stock equivalents at a purchase price less than the applicable conversion price, or in the event of a stock split, subdivision, recapitalization, reclassification, stock dividend or other transaction. Holders of Series C Preferred Stock have no preemptive right to acquire other shares of stock of the Company.

         Each share of Series C Preferred Stock is entitled to twenty-five (25) votes per share, and the consent of the holders of a majority of outstanding shares of the Series C Preferred Stock is required for any action which (i) results in the sale, disposal or encumbrance of all or substantially all of the Company's property or business or the disposal of more than 50% of the voting power of the Company; (ii) alters or changes the rights, preferences or privileges of the outstanding Series C Preferred Stock so as to affect adversely the shares; (iii) increases the authorized number of shares of Series C Preferred Stock; (iv) creates any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock with respect to voting, dividends, registration or liquidation; or (v) results in taxation of the holders of Preferred Stock under section 305(b) of the Internal Revenue Code.

         Class A Warrants. The Class A Warrants may be exercised by the holder thereof at any time between 90 days after issuance and March 15, 1999, at $4.00 per share, and the Class B Warrants may be exercised at any time between 90 days after issuance and March 15, 2001, at $6.00 per share.

         Equity Contract Notes. An aggregate amount of $918,304 principal balance of Equity Contract Notes are currently outstanding to Mr. Edward L. Daniel, the Company's Chairman of the Board and former Chief Executive Officer. The principal balance of the Equity Contract Notes is repayable in December 1999 in shares of the Company's Common Stock at the rate of $3.00 per share. The terms of the Equity Contract Notes require favorable adjustment if the Company offers sales of Common Stock to other investors at a better rate or under better terms than provided by the terms of the Equity Contract Notes. The Equity Contract Notes require that interest be paid quarterly at an annual rate equal to the prime rate plus 2%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the close of business on October 12, 1996, by each person who is known to the Company to be a beneficial owner of 5% or more of the Common Stock, by each current and Nominee director, and by all directors and executive officers as a group.

                                                               Number of Shares
                                                                 Beneficially
                                                                  Owned (1)
Name of Beneficial Owner                                 Number             Percent
------------------------                                 ------             -------
Edward L. and Joan J. Daniel (3)(10)  . . . . . . . .  1,616,338              48.6%
Jeffrey K. Daniel (2)(4)(12)  . . . . . . . . . . . . .  197,866               9.1%
Craig L. Daniel (2)(5)(13)  . . . . . . . . . . . . . .  203,466               9.3%
Websters Publishing, Ltd. (6) . . . . . . . . . . . . .  735,018              29.3%
Stranco Investments, Ltd. (7)(9)  . . . . . . . . . . .  113,600               5.4%
Robert F. Gibson, Jr. (8) . . . . . . . . . . . . . . .  124,000               5.8%
James L. Davis (11) . . . . . . . . . . . . . . . . . . . 50,000               2.4%
John F. Lillicrop (14)  . . . . . . . . . . . . . . . . .  5,000               0.2%
Bent Petersen . . . . . . . . . . . . . . . . . . . . . . .  -0-                 0%
Executive Officers and  . . . . . . . . . . . . . . . .  565,832              22.8%
Directors as a Group


(1) Based upon 2,016,983 shares of Common Stock outstanding as of October 12, 1996.
(2) The address for all officers and directors is 7502 Mesa Road, Houston, Texas 77028.
(3) Includes 1,312,202 shares purchasable under warrants exercisable within 60 days.
(4) Includes 160,000 shares purchasable under options exercisable within 60 days.
(5) Includes 160,000 shares purchasable under options exercisable within 60 days.
(6) Includes 490,012 shares purchasable under warrants exercisable within 60 days. The address of such beneficial owner is Caroline Center, 10th Floor, 28 Yun Ping Road, Causeway Bay, Hong Kong.
(7) Includes 92,600 shares purchasable under warrants exercisable within 60 days. The address of such beneficial owner is P. O. Box 173, Roadtown Main Street, British Virgin Islands.
(8) Includes 120,000 shares purchasable under warrants exercisable within 60 days. The address of such beneficial owner is unavailable.
(9) The Company has been informed that these entities hold shares for numerous beneficial owners, the identities of which beneficial owners have not been disclosed to the Company as of the date of this filing.
(10) The address for such beneficial owner is 2476 Bolsover, #626, Houston, Texas 77005.
(11) Includes 50,000 shares purchasable under warrants exercisable within 60 days. The address of such beneficial owner is One Park Ten
         Place, Suite 340, Houston, Texas 77084.
(12) Includes 3,763 shares held in street name and 770 shares held of record by the Jeffrey K. Daniel Individual Retirement Account, a self-directed IRA.
(13) Includes 10,133 shares held of record by the Craig L. Daniel Individual Retirement Account, a self-directed IRA.
(14)     Owned jointly with Stella J. Lillicrop.

         Except as set forth above, none of the Nominees was, during the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Omni, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. For a description of certain transactions between Mr. Edward L. Daniel and the Company, see "CERTAIN RELATIONSHIPS AND TRANSACTIONS" above.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission relating to transactions and holdings in the Company Common Stock. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the most recent fiscal year, the Company is not aware of any failure to file such forms on a timely basis.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

         Stockholder proposals intended for inclusion in the proxy statement for the next Annual Meeting must be received by Omni by January 31, 1997, and should be sent to Michael A. Zahorik, Secretary of the Company, at the address stated on the first page of this proxy statement.

         As of the date of this proxy statement, the Board of Directors of Omni knows of no matter, other than the election of directors, the approval of the 1996 ISOP, and the ratification of the selection of independent public accountants, to come before the meeting. If any other matter should properly come before the meeting, it is the intention of the persons named on the accompanying form of proxy to vote such proxy in accordance with their judgment in such matter.

                                       By order of the Board of Directors,



                                       /s/ JEFFREY K. DANIEL
                                       -----------------------------------
                                       JEFFREY K. DANIEL
                                       President and
                                       Chief Executive Officer

Dated: October 29, 1996

A COPY OF THE OMNI U.S.A., INC. ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES, IS AVAILABLE WITHOUT CHARGE TO INTERESTED SECURITY HOLDERS UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT TO ANY SUCH PERSON ON REQUEST UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. PLEASE DIRECT INQUIRIES TO ROBERT S. MOORE II, INVESTOR RELATIONS, OMNI U.S.A., INC., 7502 MESA ROAD, HOUSTON, TEXAS 77028.





      YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES, PLEASE
                           SIGN AND MAIL IT TODAY.

PROXY                         OMNI U.S.A., INC.
                                7502 MESA ROAD
                              HOUSTON, TEXAS 77028
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Jeffrey K. Daniel and Craig L. Daniel, or either of them, as Proxies, each with the full power of substitution, to vote at the Annual Meeting of Shareholders to be held on November 20, 1996, or any adjournment thereof, all the shares of stock of Omni, U.S.A., Inc. ("Omni") held of record by the undersigned on October 12, 1996, uponthe matters described on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice and Proxy Statement for the Annual Meeting. By signing and returning this Proxy, the undersigned hereby revokes all proxies previously given with respect to the Annual Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED ON THE REVERSE SIDE HEREOF. IN ADDITION, THIS PROXY WILL BE EXERCISED, IF EITHER OF THE PROXIES NAMED ABOVE SO ELECTS IN HIS DISCRETION, TO VOTE (I) FOR THE ELECTION OF ANY PERSON TO REPLACE A NOMINEE NAMED ABOVE WHO IS UNABLE TO SERVE OR WILL NOT SERVE, (II) ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE SHAREHOLDERS AT THE ANNUAL MEETING, AND (III) ON MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING. AS OF OCTOBER 12, 1996, THE PROXIES ARE NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED TO THE SHAREHOLDERS AT THE ANNUAL MEETING.

                        (TO BE SIGNED ON REVERSE SIDE)


A  [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.




                       FOR          WITHHOLD
                   ALL NOMINEES     AUTHORITY
ELECTION OF
DIRECTORS.             [  ]           [  ]


To vote against a particular Nominee, strike through his name to withhold authority; to vote with respect to a particular Nominee, write his name in space below.


--------------------------------------------------------------------------------


Nominees for Board of Directors
-------------------------------

    Mr. Jeffrey K. Daniel
    Mr. Craig L. Daniel
    Mr. James L. Davis
    Mr. John F. Lillicrop
    Mr. Bern Peterson


                                           FOR         AGAINST       ABSTAIN

Ratify Harper & Pearson as Auditors.       [ ]           [ ]           [ ]

Ratify 1996 Incentive Stock Option Plan.   [ ]           [ ]           [ ]

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.





------------------------------------------
SIGNATURE


------------------------------------------
SIGNATURE


------------------------------------------
DATED


NOTE: Please sign this Proxy as your name appears hereon, date it and promptly return it whether or not you plan to attend the Meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in whcih you are signing.